UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2016

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2016, BNC Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the public offer and sale of 2,500,000 shares of the Company’s voting common stock, no par value per share, at a public offering price of $22.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase up to an additional 375,000 shares of common stock, and the Underwriters have elected to exercise the option. The Company estimates that the net proceeds from the offering will be approximately $59.6 million, after deducting underwriting discounts and commissions and estimated offering expenses that are payable by the Company. The offering is expected to close on or about July 26, 2016, subject to satisfaction of customary closing conditions.

The offer and sale of the common stock was registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-212581) which was filed on July 19, 2016 (the “Registration Statement”). The offer and sale of the common stock is described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated July 21, 2016.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties, conditions to closing, indemnification obligations and termination provisions. These representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement; and (iv) are not representations of factual information to investors about the Company or its subsidiaries. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors, executive officers and 5% shareholders of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities of the Company, subject to certain exceptions.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commerial banking and other financial services for the Company and its affiliate, for which they have received, and may in the future receive, customary fees.

Item 8.01	Other Events.

On July 21, 2016, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 21, 2016, between BNC Bancorp and Stephens Inc., as representative of the underwriters named therein

5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.1)

99.1	Press release, dated July 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Senior Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 21, 2016, between BNC Bancorp and Stephens Inc., as representative of the underwriters named therein

5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.1)

99.1	Press release, dated July 21, 2016